UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                HST GLOBAL, INC.
                                ----------------
             (Exact Name of Registrant as Specified in Its Charter)

Nevada                                                                73-1215433
------                                                                ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

150 Research Drive, Hampton, VA                                            23666
-------------------------------                                            -----
(Address of Principal Executive Offices)                              (Zip Code)

                       Legal Services Retainer Agreement
                       ---------------------------------
                            (Full title of the plan)

                   RONALD R. HOWELL, CHIEF EXECUTIVE OFFICER
                                HST GLOBAL, INC.
                               150 RESEARCH DRIVE
                               HAMPTON, VA 23666
                                  757-766-6100
                                  ------------
    (Name, address and telephone, including area code, of agent for service)

                                with a copy to:
                            M. RICHARD CUTLER, ESQ.
                                CUTLER LAW GROUP
                           3355 W. ALABAMA STE. 1150
                               HOUSTON, TX 77098
                                 (713) 888-0040

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]     Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company) Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

                                           PROPOSED    PROPOSED
                                           MAXIMUM     MAXIMUM
                                           OFFERING    AGGREGATE   AMOUNT OF
TITLE OF SECURITIES     AMOUNT TO BE       PRICE PER   OFFERING    REGISTRATION
TO BE REGISTERED        REGISTERED         SHARE       PRICE       FEE
----------------------  -----------------  ----------  ----------  -------------
Common Stock, par
value $0.001 per share  150,000 shares(1)  $  .35 (2)  $   52,500  $        3.73
----------------------  -----------------  ----------  ----------  -------------

(1) Issuable pursuant to the legal services retainer agreement
(2) Offering price is calculated according to the settlement of outstanding debt pursuant to the legal services retainer agreement.

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
                                EXPLANATORY NOTE
                                ----------------

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
-------------------------------------------------------

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on April 15, 2010.

     (b) The description of the Common Stock contained in the Registrant's Registration Statement on Form 10-SB, file 000-15303, including any amendment or report filed for the purpose of updating such description.

     (c) All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.
---------------------------------

Not applicable.

Item 5. Interests of Named Experts and Counsel.
----------------------------------------------

     The securities registered hereunder are to be issued to M. Richard Cutler and M Gregory Cutler, employees of Cutler Law Group, whose opinion with respect to the validity of the securities issued hereunder is included herein as Exhibit 5.1.

Item 6. Indemnification of Directors and Officers.
-------------------------------------------------

Section 78.7502 of the Nevada Revised Statutes provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In

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
     order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

     Section 78.7502 also provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the corporation by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person is judged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

     Section 78.7502 requires us to indemnify present and former directors or officers against expenses if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

     As permitted by Nevada law, the Company's Articles of Incorporation contain articles for indemnification of directors, officers, employees or agents of the Registrant with respect to actions, suits or proceedings other than by or in the right of the Registrant and for actions or suits by or in the right of the Registrant; provided that with respect to actions or suits by or in the right of the Registrant, no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant or where such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper. Such indemnification provides for an advance of costs, charges and expenses. The Registrant is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant. Further, the affirmative vote of at least two-thirds of the total votes eligible to be cast shall be required to amend, repeal or adopt any provision inconsistent with the article giving rise to indemnification of directors, officers, employees or agents of the Registrant.

     The Company's Bylaws also provides that no director or officer of the Registrant shall be liable for the acts, defaults or neglects of any other director or officer, or for any loss sustained by the Registrant, unless the same has resulted from his own willful misconduct, willful neglect or negligence.

------
Item 7. Exemption from Registration Claimed.
-------------------------------------------

Not applicable.

Item 8. Exhibits.
----------------

     5.1 Opinion of Cutler Law Group as to the legality of shares being registered.

23.1     Consent of Cutler Law Group (included in Exhibit 5.1).

     23.2     Consent of Madsen & Associates CPAs, Inc.

Item 9. Undertakings.
--------------------

(a)     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, That:

          (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (Sec. 230.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement; and


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
          (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (Sec. 239.13 of this chapter) or Form F-3 (Sec. 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) that is part of the registration statement.

          (C) Provided further, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (Sec. 239.11 of this chapter) or Form S-3 (Sec. 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (Sec. 229.1100(c)).

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hampton, Virginia on April 1, 2010.

                              HST GLOBAL, INC.


                              By \s\ Ron Howell
                                 --------------
                              RON HOWELL, PRESIDENT































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